Exhibit 99.1

Contacts:

MEDIA	INVESTORS/ANALYSTS
Mayura Hooper	Jeff Edwards
Charles Schwab	Charles Schwab
Phone: 415-667-1525	Phone: 415-667-1524

The Charles Schwab Corporation Commences Offers to Exchange

Four Series of Notes Issued by TD Ameritrade Holding Corporation for Schwab Notes

WESTLAKE, Texas, August 24, 2021 — The Charles Schwab Corporation (“CSC”) today announced the commencement of offers to exchange (the “exchange offers”) any and all validly tendered (and not validly withdrawn) and accepted notes of the four series of notes described in the table below (collectively, the “Old Notes”) issued by TD Ameritrade Holding Corporation (“TDA Holding”) for notes to be issued by CSC as described in the table below (collectively, the “CSC Notes”). A registration statement on Form S-4 relating to the issuance of the CSC Notes was filed with the Securities and Exchange Commission (“SEC”) on August 24, 2021 (the “Registration Statement”) but has not yet been declared effective. Copies of the prospectus dated August 24, 2021 (the “Prospectus”), which forms a part of the Registration Statement, and the Letter of Transmittal and Consent (the “Letter of Transmittal”) are available to holders through the exchange agent and information agent, Global Bondholder Services Corporation, by calling (866) 470-3900 (toll-free) or (212) 430-3774 (for banks and brokers) or by emailing contact@gbsc-usa.com.

Title of Series of Old Notes	CUSIP/ISIN No.	Aggregate Principal Amount	Title of Series of CSC Notes to be issued by CSC	Exchange Consideration (1)(2)		Early Participation Premium (1)(2)	Total Consideration (1)(2)(3)
				CSC Notes (Principal Amount)	Cash	CSC Notes (Principal Amount)	CSC Notes (Principal Amount)	Cash
3.750% Senior Notes due 2024	87236YAH1 / US87236YAH18	$400,000,000	3.750% Senior Notes due 2024	$970	$1.00	$30	$1,000	$1.00
3.625% Senior Notes due 2025	87236YAD0 / US87236YAD04	$500,000,000	3.625% Senior Notes due 2025	$970	$1.00	$30	$1,000	$1.00
3.300% Senior Notes due 2027	87236YAF5 / US87236YAF51	$800,000,000	3.300% Senior Notes due 2027	$970	$1.00	$30	$1,000	$1.00
2.750% Senior Notes due 2029	87236YAJ7 / US87236YAJ73	$500,000,000	2.750% Senior Notes due 2029	$970	$1.00	$30	$1,000	$1.00

(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “CSC Notes” in this column refers, in each case, to the series of CSC Notes corresponding to the series of Old Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium (as defined below) for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.

In connection with the exchange offers, CSC is also soliciting consents (the “consent solicitations”) from holders of the Old Notes (on behalf of TDA Holding) to certain proposed amendments to the corresponding indenture and to supplemental indentures pursuant to which such Old Notes were issued (the “TDA Indentures”) which amendments will modify or delete certain restrictive terms. If the proposed amendments become effective with respect to any series of Old Notes, the amendments will apply to all Old Notes of such series not tendered in the applicable exchange offer.

The exchange offers and consent solicitations commenced on August 24, 2021 and expire at 8:00 a.m., New York City time, on September 22, 2021, unless extended or earlier terminated (the “Expiration Date”). In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on September 7, 2021, unless extended (such date and time, as it may be extended, the “Early Participation Date”), and not validly withdrawn, holders of such Old Notes will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the corresponding CSC Notes and $1.00. The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of the corresponding series of CSC Notes per $1,000 principal amount of Old Notes. In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”). The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions in the Registration Statement. CSC may, at its option, waive any such conditions except for the condition that the Registration Statement of which the Prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

The CSC Notes will be unsecured and unsubordinated obligations of CSC and will rank equally with all other unsecured and unsubordinated indebtedness of CSC issued from time to time.

Each CSC Note issued in exchange for an Old Note will have an interest rate, interest payment dates and maturity that are the same as the interest rate, the interest payment dates and maturity of the tendered Old Note, as well as substantively the same optional redemption provisions. No accrued but unpaid interest will be paid on the Old Notes in connection with the exchange offers. However, interest on the applicable CSC Note will accrue from and including the most recent interest payment date of the tendered Old Note. Subject to the minimum denominations as described in the Registration Statement, the principal amount of each CSC Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and CSC will pay a cash rounding amount equal to the remaining portion, if any, of the exchange price of such Old Note, plus accrued and unpaid interest with respect to such portion of the Old Notes not exchanged.

Questions concerning the terms of the exchange offers or the consent solicitations for the Old Notes should be directed to the joint lead dealer managers and joint lead solicitation agents:

Credit Suisse 11 Madison Avenue New York, New York 10010 Toll Free: (888) 820-1653 Collect: (212) 538-2147 Attn: Liability Management Group	Citigroup 388 Greenwich Street, Trading 4th Floor New York, New York 10013 Toll Free: (800) 558-3745 Collect: (212) 723-6106 Attn: Liability Management Group

Questions concerning tender procedures for the Old Notes and requests for additional copies of the Prospectus and the Letter of Transmittal should be directed to the exchange agent and information agent:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):

(212) 430-3775

Attention: Corporate Actions

By Mail or Hand:

65 Broadway, Suite 404

New York, New York 10006

Attention: Corporate Actions

Banks and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll Free: (866) 470-3900

By E-mail:

contact@gbsc-usa.com

The exchange offers and consent solicitations are being made pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CSC is otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to 5:00 p.m., New York City time, on September 7, 2021, unless extended (the “Consent Revocation Deadline”), but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable TDA Indentures.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and CSC reserves the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in the Registration Statement.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein and is not a solicitation of the related consents. The exchange offers and consent solicitations may be made solely pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related materials. The exchange offers and consent solicitations are not being made in any state or jurisdiction in which such offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent the related Canadian Certification Form.

This press release, the Prospectus and any other document or materials relating to the issue of the CSC Notes offered hereby is not a Prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). The communication of this press release, the Prospectus and any other document or materials relating to the issue of the CSC Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and materials are not being distributed to, and must not be directed at, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”)), or who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, the Prospectus and the CSC Notes offered thereby are only available to, and any investment or investment activity to which the Prospectus and any other document or materials relating to the issue of the CSC Notes offered thereby relates, will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on the Prospectus or any of its contents.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS— The CSC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the CSC Notes and otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to a retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

MiFID II PRODUCT GOVERNANCE/TARGET MARKET— Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the CSC Notes has led to the conclusion that: (i) the target market for the CSC Notes is eligible counterparties and professional clients only, each as defined in MiFID II and (ii) all channels for distribution of the CSC Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the CSC Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the CSC Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include statements regarding CSC’s offers to exchange and intended offering of CSC Notes. These forward-looking statements are subject to risks and uncertainties, including the risks disclosed in the Registration Statement and CSC’s filings with the Securities and Exchange Commission, including CSC’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.